SECURITIES AND EXCHANGE COMMISSION

        Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           December 22, 2003

                                 NORTHEAST BANCORP

(Exact Name of Registrant as Specified in its Charter)

Maine	1-14588	01-0425066
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

158 Court Street, Auburn, Maine	04210
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(207) 777-6411

Item 5.	Other Events.

On December 22, 2003 Northeast Bancorp (the "Company") issued $6.0 million trust preferred securities through Credit Suisse First Boston LLC as placement agent. The offering consisted of two separate $3.0 million offerings which closed simultaneously. The initial pricing for $3.0 million of the trust preferred securities calls for a variable rate coupon beginning at 3.97%. The rate will be reset quarterly to a rate equal to LIBOR plus 2.80%. The remaining million of the trust preferred securities calls for a fixed rate coupon of 6.50% through March 2009, and LIBOR plus 2.80% thereafter.

The Company will use the net proceeds for general corporate purposes and to redeem a portion of earlier issued trust preferred securities which carry a higher coupon rate. Under the terms of its previously issued trust preferred securities, the Company is not to redeem securities until December 31, 2004. Accordingly, the Company anticipates investing the net proceeds in investment securities prior to any such redemption.

[Rest of Page Intentionally Blank. Signature on Following Page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORTHEAST BANCORP
Date: December 24, 2003	By:	/s/ James D. Delamater
James D. Delamater
President and Chief Executive Officer